SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):October 16, 1996


                          The Stanley Works
         (Exact name of registrant as specified in charter)


  Connecticut              1-5224              06-058860
(State or other         (Commission         (IRS Employer
jurisdiction of         File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111



                         Not Applicable
   (Former name or former address, if changed since last report)










                            Page 1 of 12 pages
                    Exhibit Index is located on Page 4

 Item 5. Other Events.


         1. On October 16, 1996, the Registrant issued a press release.

         Attached as Exhibit (20)(i) is a copy of the Registrant's press release. This Exhibit is incorporated herein by reference.


 Item 7. Financial Statements, Pro Forma Financial Information and
         Exhibits.

    (c)  20(i)     Press release dated October 16, 1996 reporting on
                   Stanley's third quarter sales and earnings.




























                            Page 2 of 12 pages



                                 SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                             THE STANLEY WORKS



Date: October 16, 1996         By:     Stephen S. Weddle
                             Name:     Stephen S. Weddle
                             Title:    Vice President, General
                                       Counsel and Secretary

































                            Page 3 of 12 pages

                               EXHIBIT INDEX

                        Current Report on Form 8-K
                          Dated October 16, 1996



    Exhibit No.                                  Page

    (20)(i)                                           5











































                            Page 4 of 12 pages

FOR IMMEDIATE RELEASE

                                                          Exhibit (20)(i)


                                             October 16, 1996

THE  STANLEY  WORKS  REPORTS  THIRD  QUARTER EARNINGS

New Britain, Connecticut (NYSE: SWK) ... The Stanley Works today announced a significant increase in earnings for its third quarter ended September 28, 1996. Net sales for the quarter were $673 million, an increase of 3% over sales of $656 million in the third quarter of 1995.

Commenting on the sales volume, Richard H. Ayers, Chairman and Chief Executive Officer, stated: "Our ongoing businesses experienced unit volume growth of 4% with particular strength in the engineered tools, consumer tools and hardware markets. Business and product line divestitures diminished our sales by $13 million this quarter. Unit volume gains were also realized in all geographic areas."

Reported net earnings were $38 million, or $.42 per share, compared with the prior year's third quarter net loss of $2 million, or $.02 per share. Exclusive of restructuring charges and restructuring-related transition costs recorded in both periods, "core" net income was $42 million, or $.48 per share, a 34% increase over the prior year's third quarter core earnings of $32 million, or $.35 per share.

Gross margin reported for the third quarter was 33.4% of sales compared with 31.7% in the prior year's third quarter. Increased volume and the positive effects of 4X4 restructuring initiatives, including strong contributions from the company's commodity purchasing teams, accounted for most of the improvement in gross margin. Operating expenses were 22.6% of sales in the third quarters of both 1996 and 1995. Excluding restructuring-related transition costs recorded in both third quarters, operating expenses decreased to 22.0% of sales from 22.2% in the prior year. Interest expense, net of interest income, decreased to 0.8% of sales from 1.2% in the prior year, on lower average borrowings.

A net restructuring charge of $3.1 million was recorded in the third quarter, reflecting the reorganization of certain operations offset by gains from the divestiture of non-strategic business units. These divestitures included a tax-advantaged sale of a product segment which resulted in the $3.1 million pre-tax restructuring charge having only a $.01 per share after-tax effect. Restructuring-related transition costs of $7.4












                            Page 5 of 12 pages


million (pre-tax), or $.05 per share after-tax, were incurred in the third quarter in connection with the implementation of the company's Perfect Customer Service program and other restructuring activities.

Consolidated segment operating profit margin, exclusive of restructuring charges and restructuring-related transition costs, improved to 12.6% from 10.1% in the prior year's third quarter. Mr. Ayers continued: "We are seeing improvements in our profitability attributable to increased volume and as a direct result of our 4X4 restructuring initiatives. I am pleased with the progress toward positioning our company's cost structure for future growth. We have begun to invest some of these savings in activities that are expected to generate profitable internal sales growth. As we have indicated previously, the company will continue to incur additional restructuring charges and higher levels of restructuring-related transition costs as we continue to implement our 4X4 restructuring initiatives over the next year."

The attached table, "Business Segment Information", provides clarification of reported results for the third quarters of 1996 and 1995, reconciling them with normalized "core" results. Core results exclude restructuring charges and restructuring-related transition costs and serve as the basis of the Tools, Hardware and Specialty Hardware segment comments which follow.

In the Tools segment overall, unit volume sales increased 4% over last year. Consumer tools were up 5%, with strength in all geographic areas. Engineered tools increased 6%, reflecting strong sales volume of fastening tools and fasteners in North America and Canada. Industrial tools unit volume decreased 1%, reflecting continued low volume in our U.S. storage systems business. Core operating profits increased to 13.4% of sales, from 10.8% in the prior year. This improvement results from increased volume, purchasing savings and other 4X4 restructuring initiatives, especially in our Fastening Systems division.

The Hardware segment experienced 4% unit growth in the third quarter, with exceptionally strong demand in the U.S. consumer markets. Core operating profits increased to 12.6% of sales, from 6.4% in the prior year. This improvement results from increased volume, production levels which favorably absorbed factory overhead costs and the positive effects of purchasing and other 4X4 restructuring initiatives.

The Specialty Hardware segment experienced 7% unit growth, with continued strong U.S. home center demand for door products. Core operating profits declined to 8.7% of sales, from 9.5% in the prior year. A 3% price decline in this segment, attributable to












                            Page 6 of 12 pages


a competitive pricing environment in the U.S. commercial market for automated door products, offset the effects of increased volume and improvement from 4X4 restructuring initiatives.

Mr. Ayers commented on the quarter and general business conditions:
"Stronger retail markets provided us with moderate sales growth in the third quarter. Our operating results demonstrate that 4X4 restructuring efforts are streamlining our cost structure as they were intended to do. We are ever more sharply focused on achieving the full potential of all our businesses and have made considerable progress toward the divestiture of non-strategic product segments. We expect the divestiture process to be completed by the end of the current year."

Continuing, Mr. Ayers stated: "Our business units have made great strides in positioning themselves competitively. Their improved cost structures and efficient production capabilities are important to the achievement of profitable growth. Our future growth will come from leveraging these improvements in the marketplace, from acquisitions and from other business ventures. We are well-positioned to identify, finance and manage the growth we seek."







Contact:  Gerard J. Gould
          Director, Investor Relations and Communications
          Tel.:  (860) 827-3833





The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial 1-800-758-5804, ext. 874363 or on the internet at: http://www.prnewswire.com or http ://www.StanleyWorks.com.
















                            Page 7 of 12 pages



                            THE STANLEY WORKS AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, Millions of Dollars Except Per Share Amounts)


                               Third Quarter                  Nine Months
                              1996       1995             1996          1995
                          --------     --------        --------     --------
Net Sales             $     672.9    $   655.7      $  1,985.4    $  1,954.5

Costs and Expenses
  Cost of sales             448.4        448.0         1,330.7       1,329.2
  Selling, general and
     administrative         151.7        148.0           453.8         443.9
  Interest - net              5.2          7.6            17.1          23.2
  Other - net                 5.5          3.7            13.4          12.7
  Restructuring               3.1         41.5             6.9          41.5
                          --------     --------        --------      --------
                            613.9        648.8         1,821.9       1,850.5
                          --------     --------        --------      --------
Earnings before
     income taxes            59.0          6.9           163.5         104.0

Income Taxes                 21.3          8.6            63.6          45.5
                          --------     --------        --------      --------
Net Earnings          $      37.7    $    (1.7)     $     99.9    $     58.5
                          ========     ========        ========      ========
Net Earnings Per Share
     of Common Stock  $       0.42   $   (0.02)     $      1.12   $      0.66
                          ========     ========        ========      ========
Dividends per share   $      0.185   $     0.18     $     0.545   $      0.53
                          ========     ========        ========      ========
Average shares outstanding
     (in thousands)         88,847       88,579          88,832        88,718
                          ========     ========        ========      ========
















                                Page 8 of 12 pages

                            THE STANLEY WORKS AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                            (Unaudited, Millions of Dollars)


                                                        Sept 28,      Sept 30,
                                                           1996          1995
                                                        --------      --------
ASSETS
   Cash and cash equivalents                        $      85.0   $      48.5
   Accounts receivable                                    473.8         453.4
   Inventories                                            342.4         391.1
   Other current assets                                    39.8          35.6
                                                        --------      --------
           Total current assets                           941.0         928.6

   Property, plant and equipment                          526.1         543.0
   Goodwill and other intangibles                         112.1         145.8
   Other assets                                           110.4          83.8
                                                        --------      --------
                                                    $   1,689.6   $   1,701.2
                                                        ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Short-term borrowings                            $      29.9   $     112.6
   Accounts payable                                       128.6          98.9
   Accrued expenses                                       238.8         202.9
                                                        --------      --------
           Total current liabilities                      397.3         414.4

   Long-term debt                                         350.6         396.3
   Other long-term liabilities                            154.0         140.8
   Shareholders' equity                                   787.7         749.7
                                                        --------      --------
                                                    $   1,689.6   $   1,701.2
                                                        ========      ========
















                                Page 9 of 12 pages

                            THE STANLEY WORKS AND SUBSIDIARIES
                                   PRICE/VOLUME INFORMATION
                              (Unaudited, Millions of Dollars)
NET SALES
                                              Third  Quarter
                        -----------------------------------------------------
                                          Unit   ACQ/   Curr-
                           1996   Price Volume   DVT    ency          1995
                        -----------------------------------------------------
INDUSTRY SEGMENTS
    Tools
       Consumer       $     187.5     -      5%  (2)%         -   $    181.9
       Industrial           132.9    3%    (1)%  (1)%         -        131.4
       Engineered           173.3     -      6%  (4)%         -        170.9
                          --------                                   --------
          Total Tools       493.7    1%      4%  (3)%         -        484.2
    Hardware                 84.3     -      4%     -         -         81.1
    Specialty Hardware       94.9  (3)%      7%    1%         -         90.4
                          --------                                   --------
       Consolidated   $     672.9    1%      4%  (2)%         -   $    655.7
                          ========                                   ========

GEOGRAPHIC AREAS
     United States    $     478.3     -      4%  (3)%         -   $    472.6
     Europe                 105.1    1%      5%    1%      (2)%        100.3
     Other Areas             89.5    1%      8%     -      (1)%         82.8
                          --------                                   --------
       Consolidated   $     672.9    1%      4%  (2)%         -   $    655.7
                          ========                                   ========
                                              Year to Date
                        -----------------------------------------------------
                                          Unit   ACQ/   Curr-
                           1996   Price Volume   DVT    ency          1995
                        -----------------------------------------------------
INDUSTRY SEGMENTS
    Tools
       Consumer       $     535.9    1%       -  (1)%      (1)%   $    538.7
       Industrial           415.8    2%    (2)%     -         -        415.5
       Engineered           514.6     -      5%  (4)%         -        510.3
                          --------                                   --------
          Total Tools     1,466.3    1%      2%  (2)%      (1)%      1,464.5
    Hardware                255.4    1%      2%     -         -        247.5
    Specialty Hardware      263.7  (1)%      9%    1%         -        242.5
                          --------                                   --------
       Consolidated   $   1,985.4    1%      2%  (1)%         -   $  1,954.5
                          ========                                   ========
GEOGRAPHIC AREAS
     United States    $   1,421.0    1%      3%  (2)%         -   $  1,393.2
     Europe                 314.2    1%      1%    1%      (2)%        312.6
     Other Areas            250.2    1%       -     -         -        248.7
                          --------                                   --------
       Consolidated   $   1,985.4    1%      2%  (1)%         -   $  1,954.5
                          ========                                   ========
                               Page 10 of 12 pages
                            THE STANLEY WORKS AND SUBSIDIARIES
                              BUSINESS SEGMENT INFORMATION
                            (Unaudited, Millions of Dollars)
OPERATING PROFIT
                                          Third  Quarter 1996
                         -------------------------------------------------
                                              Related                Core
                                    Restrg    Transition            Profit
                         Reported    Chgs      Costs      Core      Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools              $   56.7   $   3.7   $    5.8   $   66.2       13.4%
    Hardware                9.6          -       1.0       10.6       12.6%
    Specialty Hardware      7.8          -       0.5        8.3        8.7%
                         ------     ------    ------     ------
       Total               74.1       3.7        7.3       85.1       12.6%
    Net corporate
       expenses            (8.7)     (0.6)       0.1       (9.2)
    Interest expense       (6.4)         -          -      (6.4)
                         ------     ------    ------     ------
    Earnings before
       income taxes    $   59.0   $   3.1   $    7.4   $   69.5
                         ======     ======    ======     ======
  GEOGRAPHIC AREAS
    United States      $   59.3   $   1.6   $    5.5   $   66.4       13.9%
    Europe                 10.2       1.8        0.4       12.4       11.8%
    Other Areas             4.6       0.3        1.4        6.3        7.0%
                         ------     ------    ------     ------
       Total           $   74.1   $   3.7   $    7.3   $   85.1       12.6%
                         ======     ======    ======     ======
                                          Third  Quarter 1995
                         -------------------------------------------------
                                              Related                Core
                                    Restrg    Transition            Profit
                         Reported    Chgs      Costs       Core     Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools              $   20.7   $  30.6   $    0.9   $   52.2       10.8%
    Hardware               (0.9)      5.8        0.3        5.2        6.4%
    Specialty Hardware      7.7       0.6        0.3        8.6        9.5%
                         ------     ------    ------     ------
       Total               27.5      37.0        1.5       66.0       10.1%
    Net corporate
       expenses           (11.8)      4.5        1.1       (6.2)
    Interest expense       (8.8)         -          -      (8.8)
                         ------     ------    ------     ------
    Earnings before
       income taxes    $    6.9   $  41.5   $    2.6   $   51.0
                         ======     ======    ======     ======
  GEOGRAPHIC AREAS
    United States      $   19.1   $  30.2   $    1.5   $   50.8       10.7%
    Europe                  3.3       6.8           -      10.1       10.1%
    Other Areas             5.1          -          -       5.1        6.2%
                         ------     ------    ------     ------
       Total           $   27.5   $  37.0   $    1.5   $   66.0       10.1%
                         ======     ======    ======     ======


                               Page 11 of 12 pages



                            THE STANLEY WORKS AND SUBSIDIARIES
                              BUSINESS SEGMENT INFORMATION
                            (Unaudited, Millions of Dollars)
OPERATING PROFIT
                                          Year to Date 1996
                         -------------------------------------------------
                                              Related                Core
                                    Restrg    Transition            Profit
                         Reported    Chgs      Costs      Core      Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools              $  167.4   $   4.4   $   16.3   $  188.1       12.8%
    Hardware               31.9          -       3.2       35.1       13.7%
    Specialty Hardware     16.8          -       1.5       18.3        6.9%
                         ------     ------    ------     ------
       Total              216.1       4.4       21.0      241.5       12.2%
    Net corporate
       expenses           (31.6)      2.5        1.4      (27.7)
    Interest expense      (21.0)         -          -     (21.0)
                         ------     ------    ------     ------
    Earnings before
       income taxes    $  163.5   $   6.9   $   22.4   $  192.8
                         ======     ======    ======     ======
  GEOGRAPHIC AREAS
    United States      $  168.1   $   1.7   $   17.4   $  187.2       13.2%
    Europe                 31.1       1.8        1.4       34.3       10.9%
    Other Areas            16.9       0.9        2.2       20.0        8.0%
                         ------     ------    ------     ------
       Total           $  216.1   $   4.4   $   21.0   $  241.5       12.2%
                         ======     ======    ======     ======

                                          Year to Date 1995
                         -------------------------------------------------
                                              Related                Core
                                    Restrg    Transition            Profit
                         Reported    Chgs      Costs       Core     Margin
                         -------------------------------------------------
  INDUSTRY SEGMENTS
    Tools              $  131.6   $  30.6   $    0.9   $  163.1       11.1%
    Hardware               15.3       5.8        0.3       21.4        8.6%
    Specialty Hardware     13.8       0.6        0.3       14.7        6.1%
                         ------     ------    ------     ------
       Total              160.7      37.0        1.5      199.2       10.2%
    Net corporate
       expenses           (29.7)      4.5        1.1      (24.1)
    Interest expense      (27.0)         -          -     (27.0)
                         ------     ------    ------     ------
    Earnings before
       income taxes    $  104.0   $  41.5   $    2.6   $  148.1
                         ======     ======    ======     ======
  GEOGRAPHIC AREAS
    United States      $  116.3   $  30.2   $    1.5   $  148.0       10.6%
    Europe                 27.4       6.8           -      34.2       10.9%
    Other Areas            17.0          -          -      17.0        6.8%
                         ------     ------    ------     ------
       Total           $  160.7   $  37.0   $    1.5   $  199.2       10.2%
                         ======     ======    ======     ======

                               Page 12 of 12 pages